                                                     EX 10.79.1

        THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPTION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION.

   $5,000,000                                 Dated as of January
   7,1998



                   CONVERTIBLE PROMISSORY NOTE
        For value received, Aurora Bay Investments, L.L.C., a Washington limited liability company, having an office at 5720 LBJ Freeway, Suite 450, Dallas, Texas 75240-6339 ("Maker"), hereby promises to pay to the order of Emeritus Corporation, a Washington corporation ("Payee"), at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, or such other place designated in writing by Payee in lawful money of the United State of America, Five Million Dollars ($5,000,000) or such lesser amount as may be advanced by Payee to Maker from time to time under that certain Credit Agreement dated as of January 7, 1998, by and between Maker and Payee (the "Credit Agreement"), together with interest thereon from the date of such advances until paid as hereinafter stated.

         1. INTEREST ACCRUAL AND PAYMENT. Interest shall accrue on the aggregate outstanding principal balance of this Convertible Promissory Note (the "Note"), commencing on the date hereof, at nine percent (9.0"%) per annum, and shall be payable quarterly in arrears on the first day of each calendar quarter (January 1, April l, July l, and October 1), commencing on April 1,1998. Interest on this Note shall be calculated on the basis of the actual number of days elapsed in any period in which interest is payable. Whenever any payment under this Note is due on a Saturday, Sunday or any other day on which banks in the State of Washington are required to be closed, such payment shall be made on the next succeeding day on which banks in the State of Washington are not required or permitted by law to be closed.

         2. PRINCIPAL PAYMENT: MATURITY. Unless sooner paid, all interest and principal payable hereunder, and all other amounts due under this Note, shall be due and payable by Maker on January 7, 2003 (the "Maturity Date").

          3. VOLUNTARY PREPAYMENT. Maker shall not lie entitled to prepay, in part or in whole, the outstanding principal balance of this Note at any time prior to its Maturity Date without the prior consent of Payee, which consent may be withheld by Payee in its sole and absolute discretion.

          4. PLACE OF PAYMENT. All amounts due hereunder shall be payable to Payee at the address of Payee or at such other place as Payee may designate in writing to Maker at Maker's address set forth above.

          5. CONVERSION RIGHTS. As long as there is not an uncured material default by Payee under the Credit Agreement, Payee shall have a one-time right, exercisable at any time prior to the Maturity Date, to convert effective five (5) days after the giving of such notice (the "Conversion Date"), all (but not less than all) of the principal amount of this Note outstanding as at the Conversion Date into a membership interest in Maker entitling Payee to receive cash distributions made by Maker and to be allocated profits, gains, losses, deductions, credits, or any items thereof, allocated by Maker to its Members, as such rights are stipulated in the Maker's Operating Agreement dated as of January 6,1998, which is attached hereto as Exhibit A-1 (the "Operating Agreement"). The conversion right described herein shall lapse if not exercised on or prior to the Maturity Date. Payee shall effect a conversion by surrendering this Note to Maker, together with a written notice of Payee's intent to exercise its conversion rights (the "Holder Conversion Notice"). Each Holder Conversion Notice, once given, shall be irrevocable.

          6. PROCEDURES FOR IMPLEMENTING CONVERSIONS. The following procedures shall apply to the voluntary conversion of this Note pursuant to Section 5.

           (a) If upon the Conversion Date, Payee has not advanced to Maker all funds that might be drawn upon by Maker under the Credit Agreement to fund its acquisition, development, construction and initial carrying cost of projects, Payee will be obligated to contribute to Maker, as additional capital contributions, funds at such times, and in such E amounts, that such funds would have been made available to Maker pursuant to the terms of the Credit Agreement. The funding of such capital contributions will be subject to the conditions set forth in the Credit Agreement, as though the Credit Agreement had. been incorporated into Maker's Operating Agreement in its entirety and Payee shall not be obligated to make such capital contributions unless and until all conditions precedent to the funding of such amounts under the Credit Agreement have been satisfied in full. Any funds contributed by Payee to Maker, pursuant to the obligations set forth in the paragraph, shall be credited to Payee's capital account in Maker.


            (b)    If Payee exercises the conversion right described
                 in Section 5, then, effective as of the Conversion Date, this Note shall be canceled and terminated, and Maker shall thereafter have no further obligations, and Payee shall thereafter have no further rights, under this Note.

            (c)    The Conversion Notice shall be given by facsimile
                 and by mail, postage prepaid, addressed to Maker at the facsimile telephone number and address of the principal place of business of Maker.

            (d)     The membership interests issuable upon conversion
                 of this Note will be, when as and if issued, "restricted securities" under the Securities Act and will bear a legend to that effect. The membership interests may not be sold or transferred and must be held indefinitely unless an redemption from registration is available. Maker is not obligated to register the membership interests or to comply with any exemption under the Securities Act or to supply or file any information which would facilitate the resale thereof.

              7. LATE CHARGES. In the event that any payment due hereunder or under the Credit Agreement shall not be made when due a late charge of five cents ($.05) for each dollar ($ 1.00) so overdue may be charged by Payee for the purpose of defraying the expense incident to handling such delinquent payment (the "Late Charge Fee"). Such Late Charge Fee represents the reasonable estimate of Payee and Maker of a fair average compensation for the loss that will be sustained by Payee due to the failure of Maker to make timely payments. Such Late Charge Fee shall be paid without . prejudice to the right of Payee to collect any other amounts provided to be paid or to declare an Event of Default under this Note or the Credit Agreement. If an Event of Default (as hereunder defined) occurs, then the interest rate applicable in calculating any defaulted payments from the due date of the defaulted payments shall be the default rate stipulated in Section 8 until paid in full and the Late Charge Fee shall apply to any such payments.

              8. DEFAULTS. At the option of Payee, all principal and interest shall immediately become due and payable on any of the following events:

            (a) Maker fails to make any payment as provided for in this Note, or in the Credit Agreement, and such failure to make payment continues for five (5) calendar days after Maker's receipt of written notice from Payee that such payment is due;

            (b) Maker makes a general assignment for the benefit of creditors; a receiver is appointed for the assets of Maker upon request by any person(s) other than Maker, or Maker makes a formal request for appointment of a receiver; or any proceeding is brought by Maker in any court or under supervision of any court-appointed officer under any federal or state bankruptcy reorganization, rearrangement, insolvency or debt readjustment law, or if any such proceedings are instituted against Maker and he fails to obtain dismissal of such proceeding within ninety (90) days after the same has been instituted;


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

            (c)   Maker fails to cure any material breach (other than nonpayment of a
                            monetary obligation) of any agreement of Maker
              contained in this Note
                         or in the Credit Agreement after Maker has been sent 30
              calendar days'
                         written notice of such breach (other than nonpayment of
              a monetary
                            obligation) from Payee;

(d) Any breach by Maker of any material representation or warranty contained in the Credit Agreement or any other instrument or agreement
     delivered by Maker to Payee in connection therewith; or

            (e)     The cessation of Maker's business operations, or
              the insolvency of
                    Maker an admission in writing of its inability to
              pay debts as they
                    mature.

     In the event of such Default, the rate of interest due under this Note will. increase to a rate per annum equal to the lesser of (x) 16% per annum and (y) the maximum rate allowed by law and will continue until such Default has been cured or waived.

     9. ATTORNEYS' FEES AND COSTS AND CONSULTANT/EXPERT WITNESS EXPENSES. Maker shall pay Payee a11 its direct or indirect reasonable attorneys' fees and costs and the reasonable expense of expert witness and consultants engaged directly or indirectly by Payee to advise Payee and to take whatever steps Payee deems reasonably necessary to collect this Note, including, without limitation, commencement of any action or proceeding to enforce this Note against Maker. Without limiting the generality of the foregoing, Maker understands and agrees to pay the reasonable attorneys' fees and costs and reasonable expenses for expert witnesses and consultants (a) engaged by Payee in connection with this Note, (b) incurred by Payee directly or indirectly in any insolvency proceeding or in any contested matter or adversity proceeding that is part of bankruptcy, and (c) incurred by Payee in advance of any action or proceeding relating to this Note or for the appeal of certiorari proceeding subsequent to an action or proceeding on this Note.

     10. NO WAIVER. Maker hereby waives diligence, presentment, protest, any demand for payment, notice of protest, dishonor and nonpayment of this Note. Maker hereby agrees to pay all sums which are
payable by it hereunder without set-off or offset.     .

     1l. CUMULATIVE RIGHTS. The rights and remedies of Payee provided in this Note shall be cumulative and concurrent and may be pursued singly, successively, or together against Maker for the payment hereof in the sole discretion on Payee. The failure to exercise any such right or remedy shall in no event be construed as a waiver of release of said rights and remedies or the rights to exercise them at any later time.

     12. MODIFICATION. This Note may not be amended, modified, or changed, nor shall any waiver of any provision be effective, except only by an instrument in writing signed by the person against whom enforcement of such waiver, amendment, change, modification or discharge is sought.

     13. JURISDICTION AND VENUE. Maker agrees that the state and federal (as Payee may in its sole discretion elect) courts in the State of Washington situated in King County, Washington, will have non-exclusive jurisdiction and venue over any action or proceeding relating to this Note. Maker submits to such courts and their jurisdiction and agrees that venue in King County, Washington is proper over any such action or proceeding.

     14. USURY. It is the intent of Payee and Maker in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Interest Rate permitted under applicable law (the "Maximum Rate") (the parties hereby acknowledging and confirming that applicable law is to mean the laws of the State of Washington or the laws of the United States, whichever laws allow the greater rate of interest (as noted below) but, if for whatever reason, notwithstanding the parties' joint determination of the applicable law, which determination the parties intend to be conclusive, a court were to

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

determine that the applicable law was the laws of the State of Texas, and if such law provides for a ceiling upon interest rates under Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended, or any successor laws or regulations, such ceiling shall be the indicated maximum interest rate); neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Payee, including each holder of this Note, expressly disavows any intention to enlarge or collect excessive unearned interest or finance charges in the event the maturity of this
Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, Payee or other holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal amount and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of the amount of Interest at the lawful rate shall, upon such determination, at the option of Payee or other holder of this Note, be either immediately returned to Maker or credited against the principal amount in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note, Maker acknowledges that it believes the loan evidenced by this Note, and all arrangements in connection. therewith, to be non-usurious and agrees that if, at any time, Maker should have reason to believe that the loan is in fact usurious, it will give the Payee or other holder of this Note notice of such condition and Maker agrees that Payee or other holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. 'The term applicable law as used in this Note shall mean the laws of the State of Washington or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

     15. MISCELLANEOUS. Every provision of this Note is intended to be severable and in the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall be interpreted so as to make the remaining terms and provisions binding and enforceable to the fullest extent possible. This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged. In this Note, the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires. The headings at the beginning of each numbered paragraph of this Note are intended solely for convenience of reference and are not to be deemed or construed to be a part of this Note. Nothing contained in this Note or elsewhere shall be deemed or construed as creating a partnership or joint venture between Payee and Maker or between Payee and any other person, or cause the holder hereof to be responsible in any way for the debts or obligations of Maker. This Note shall be governed by and construed in accordance with the laws of the State of Washington (without giving effect to its choice of law principles).

"ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE
UNDER WASHINGTON LAW."









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



     IN WITTINESS WHEREOF, Maker has executed this Note on the 7th day of January, 1998.

                         AURORA BAY INVESTMENTS, L.L.C., a
                         Washington limited liability company

                         By:  /s/ Craig W. Spaulding

----------------------------------------
                                 Craig W. Spaulding, Manager

                         By:  /s/ Jerry Erwin

--------------------------------------------
                             Jerry Erwin, Manager






































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